UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2008

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2008, the Board of Directors (the "Board") of The Williams Companies, Inc. ("Company") increased the size of the Board to thirteen and elected Mr. Joseph R. Cleveland to the Company’s Board of Directors as a Class I director, to serve until the next Annual Meeting of Stockholders. The Board also appointed Mr. Cleveland to serve on the Audit Committee and the Finance Committee. Mr. Cleveland was identified by Mr. Michael P. Johnson, Senior Vice President and Chief Administrative Officer of the Company.

Cleveland, 63, is the former chief information officer for Lockheed Martin Corporation and president of Lockheed Martin Enterprise Information Systems.

There are no arrangements or understandings between Mr. Cleveland and any other person pursuant to which he was selected as a director of the Company.

Mr. Cleveland has no prior relationships or other transactions with the Company or its management.

A copy of the press release publicly announcing Mr. Cleveland's election is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

a) None
b) None
c) None
d) Exhibits

Exhibit 99.1 Copy of press release dated March 17, 2008, publicly reporting the election of Mr. Joseph R. Cleveland to the Company’s Board as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

March 18, 2008	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release dated March 17, 2008, publicly reporting the election of Mr. Joseph R. Cleveland to the Company’s Board.